EXHIBIT 21.1
                         SUBSIDIARIES OF ABC-NACO INC.

                                                            JURISDICTION OF           PERCENTAGE
NAME                                      U.S. FEIN         INCORPORATION             OF OWNERSHIP      OWNER
----                                      ---------         ---------------           ------------      -----
NACO, Inc.                                36-3525574        Delaware, U.S.               100%           ABC-NACO Inc.
2001 Butterfield Road
Downers Grove, IL 60515

National Castings Inc.                    36-3366864        Delaware, U.S.               100%           NACO, Inc.
110 N. 25th Avenue
Melrose Park, IL 60160

NACO Flow Products, Inc.                  42-1302332        Delaware, U.S.               100%           National Castings Inc.
f/k/a Keokuk Steel
Castings Co., Inc.
600 Morgan Street
Keokuk, IA 52632

National Engineered                       42-1375026        Iowa, U.S.                   100%           National Castings Inc.
Products Company, Inc.
A/k/a. NEPCO
128 Collins Road
Richmond, TX 77469

ABC-NACO Europe Ltd.                            N/A         Scotland, UK                 100%           National Castings Inc.
f/k/a Glencast Limited
Kirkland Works
Leven, Fife KY8 2LE
Scotland

Dominion Castings Limited                       N/A         Ontario, Canada              100%           National Castings Inc.
100 Depew Street
Hamilton, Ontario L8L 8G1
Canada

National Castings de Mexico,                    N/A         United Mexican States          1%           National Castings Inc.
S.A. de C.V.                                                                              99%           ABC-NACO de
Corredor Industrial S/N                                                                                 Mexico, S.A. de C.V.
Cd. Sahagun, Hidalgo
43990 Mexico

NACO Europe AB                                  N/A         Sweden                       100%           NACO, Inc.
Box 1343
Herserudsvagen 18
S-181 25 Lidingo
Sweden

ABC-NACO de Mexico,                             N/A         United Mexican States          99%          NACO, Inc.
S.A. de C.V.                                                                                1%          National Castings Inc.
Corredor Industrial S/N
Cd. Sahagun, Hidalgo
43990 Mexico
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EXHIBIT 21.1

                                                            JURISDICTION OF           PERCENTAGE
NAME                                      U.S. FEIN         INCORPORATION             OF OWNERSHIP      OWNER
----                                      ---------         ---------------           ------------      -----
Servicios National Castings,                    N/A         United Mexican States         99%           ABC-NACO
Corredor Industrial S/N                                                                    1%           Mexico, S.A. de C.V.
Cd. Sahagun, Hidalgo                                                                                    National Castings Inc.
43990 Mexico

Comercializadora National                       N/A         United Mexican States         99%           ABC-NACO de
Castings, S.A. de C.V.                                                                     1%           Mexico, S.A. de C.V.
Corredor Industrial S/N                                                                                 Castings Inc.
Cd. Sahagun, Hidalgo
43990 Mexico

ABC-NACO Servicios                              N/A         United Mexican States         99%           ABC-NACO de
Ferroviares, S.A. de C.V.                                                                  1%           Mexico, S.A. de C.V.
Ave. Mario Colin S/N Esquina Miraflores                                                                 National Castings Inc.
Valle de Ceylan
Tlalnepantla, Estado de Mexico, 54150

ABC Rail Brakeshoe                        36-4121590        Delaware, U.S.               100%           ABC-NACO Inc
Holdings, Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515

ABC Rail French                           36-4019618        Delaware, U.S.               100%           ABC-NACO Inc.
Holdings, Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515

ABC Rail Products                         36-4096911        Delaware, U.S.               100%           ABC-NACO Inc.
China Investment Corporation
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515

ABC Rail Systems, Inc.                    36-1611003        Wisconsin, U.S.              100%           ABC-NACO Inc.
f/k/a American Systems
Technologies, Inc.
421 S. Nine Mound Road
Verona, WI 53593

ABC Rail (Virgin Islands)                 66-0477167          U.S. Virgin Islands        100%           ABC-NACO Inc.
Corporation
The Guardian Buuilding
Havensight
St. Thomas, VI 63033

Transit & Rail Systems                    04-3333618        Massachusetts, U.S.          100%           ABC-NACO Inc.
Engineering, Inc.
268 Summer Street
Boston, MA 02210
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